UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	76-0547762 (I.R.S. Employer Identification No.)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, par value $0.001 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities act registration statement file number to which this form relates: 333-140747

Securities to be registered pursuant to Section 12(g) of the Act: None

This Form 8-A/A amends the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on April 13, 2007 (the “Registration Statement”) and is being filed in order to amend “Item 1. Description of Registrant’s Securities to be Registered” and “Item 2. Exhibits” contained in the Registration Statement to delete references to the registration of units and warrants of Wilson Holdings, Inc. which are no longer to be registered.

Item 1. Description of Registrant’s Securities to be Registered.

The security to be registered hereby is the common stock of Wilson Holdings, Inc. (the “Company”).  The description of the common stock contained in the section titled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1, as amended (File No. 333-140747) and initially filed with the Securities and Exchange Commission on February 16, 2007, is incorporated herein by reference and shall be deemed a part hereof.  Any form of prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Form of Amended and Restated Bylaws of the Company*
3.2	Amended and Restated Articles of Incorporation of the Company*
4.1	Specimen certificate for shares of Common Stock of the Company*

*Previously filed by the Company as an exhibit of the same number to the Registration Statement on Form S-1, as amended (File No. 333-140747) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 30, 2007

WILSON HOLDINGS, INC.

By:	/s/ Clark N. Wilson
Clark N. Wilson
Chairman of the Board, Chief Executive Officer and President